Exhibit 99.1

Contacts:

Analysts:	Robert Lentz 614-876-2000

Media:	Deb Strohmaier
740-549-6074 740-816-0692 cell

Greif Reports Fourth Quarter and Fiscal 2012 Results

DELAWARE, Ohio (Dec. 11, 2012) – Greif, Inc. (NYSE: GEF, GEF.B), a global leader in industrial packaging products and services, today announced results for its fourth quarter and fiscal year, which ended Oct. 31, 2012. The company reported:

•

Fourth quarter net sales of $1,075.6 million, operating profit of $64.5 million and net income attributable to Greif, Inc. of $26.5 million, or $0.45 per diluted Class A share. EBITDA[1] was $96.6 million. Operating profit before special items was $78.2 million and net income attributable to Greif, Inc. before special items was $37.1 million, or $0.63 per diluted Class A share; and

•

Fiscal 2012 net sales of $4,269.5 million, operating profit of $284.5 million and net income attributable to Greif, Inc. of $126.1 million, or $2.17 per diluted Class A share. EBITDA[1] was $431.7 million. Operating profit before special items was $326.1 million and net income attributable to Greif, Inc. before special items was $155.0 million, or $2.66 per diluted Class A share.

(Dollars in millions, except per-share amounts)	Quarter ended October 31,		Year ended October 31,
Selected Financial Highlights	2012	2011[2]	2012[2]	2011[2]
Net sales	$1,075.6	$1,131.6	$4,269.5	$4,248.2
Operating profit	64.5	67.0	284.5	330.7
Operating profit before special items	78.2	92.8	326.1	390.1
Net income attributable to Greif, Inc.	26.5	20.8	126.1	177.5
Net income attributable to Greif, Inc. before special items	37.1	39.6	155.0	220.9
Diluted Class A earnings per share	0.45	0.36	2.17	3.04
Diluted Class A earnings per share before special items	0.63	0.65	2.66	3.77
EBITDA[1]	96.6	104.4	431.7	460.8
EBITDA[1] before special items	110.3	130.2	473.3	520.2
Special items
Restructuring charges	$10.5	$19.1	$33.4	$30.5
Acquisition-related costs	3.2	5.2	8.2	24.4
Non-cash asset impairment charge	—	1.5	—	4.5
Total special items	13.7	25.8	41.6	59.4
Total special items, net of tax	10.6	18.8	28.9	43.4

	Oct. 31, 2012	Oct. 31, 2011[2]
Working capital[3]	$202.0	$353.1
Net working capital[3]	110.3	225.7
Long-term debt	1,175.3	1,371.4
Net debt[4]	1,185.7	1,393.8

[1]	EBITDA is defined as net income plus interest expense, net, plus income tax expense less equity earnings of unconsolidated subsidiaries, net of tax plus depreciation, depletion and amortization.
[2]

In the fourth quarter 2012, the company completed its review of accounting errors that occurred over a number of years with respect to the Latin America region of the Rigid Industrial & Packaging segment. In addition, the company corrected several prior period errors related to deferred tax assets, tax reserves and withholding taxes. The company also corrected prior period errors related to the financing structures of two of the company's joint ventures formed in 2010 and 2011. The impact of these errors was not material to the company in any prior year. However, the cumulative effect of the correction of these prior period errors would have been material to the current year's consolidated financial statement of operations; therefore, these errors were corrected by restating the relevant prior periods. As a result of correcting these errors for purposes of the consolidated statements of operations, net income attributable to Greif, Inc. for the following periods presented in this earnings release changed as follows: $1.8 million decrease for fiscal 2012 to the prior three quarters and $1.5 million increase for fiscal 2011.

[3]	Working capital represents current assets less current liabilities. Net working capital represents working capital less cash and cash equivalents.
[4]	Net debt represents long-term debt plus the current portion of long-term debt plus short-term borrowings less cash and cash equivalents.

Note:	A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial statements that are a part of this release.

David B. Fischer, president and chief executive officer, said, “Our consolidated results for fiscal 2012 included two records, $304 million of free cash flow5 and operating profit of $84 million for our Paper Packaging segment, despite challenging global macroeconomic conditions. Solid results for Land Management and relatively stable conditions in North America helped to partially offset weak performance, especially in Europe, for our Flexible Products and Rigid Industrial Packaging segments. Acquisition integration and contingency actions during the past year to improve our businesses, coupled with full realization of a recently announced containerboard price increase, are expected to benefit the company’s 2013 performance.”

Consolidated Results

Net sales were $1,075.6 million for the fourth quarter of 2012 compared with $1,131.6 million for the fourth quarter of 2011. The 5 percent decrease was primarily due to the negative impact of foreign currency translation (4 percent) and lower selling prices (2 percent) primarily resulting from the pass-through of lower raw material costs, partially offset by slightly increased sales volumes (1 percent). For fiscal 2012, net sales were $4,269.5 million compared with $4,248.2 million for fiscal 2011.

Gross profit was $194.6 million for the fourth quarter of 2012 compared with $205.0 million for the fourth quarter of 2011, principally due to lower net sales in the fourth quarter of 2012. Gross profit, as a percent of net sales, was 18.1 percent for the fourth quarters of 2012 and 2011. For fiscal 2012 and 2011, gross profit was $779.7 million compared with $798.4 million and gross profit margin was 18.3 percent and 18.8 percent, respectively.

SG&A expenses were $120.8 million for the fourth quarters of 2012 and 2011. Higher pension and other employee benefit expenses, spending on information technology and performance-based incentive accruals related to the achievement of cash flow targets were offset by the impact of foreign currency translation and lower professional fees. Acquisition-related costs of $3.2 million and $5.2 million were also included in SG&A expenses for the fourth quarters of 2012 and 2011, respectively. SG&A expenses, as a percentage of net sales, were 11.2 percent for the fourth quarter of 2012 compared with 10.7 percent for the fourth quarter of 2011. SG&A expenses were $469.4 million for fiscal 2012, or 11.0 percent of net sales, compared with $453.3 million, or 10.7 percent of net sales, for fiscal 2011.

Restructuring charges were $10.5 million and $19.1 million for the fourth quarters of 2012 and 2011, respectively, and primarily related to rationalization of operations. Acquisition-related costs were $3.2 million and $5.2 million for the fourth quarter of 2012 and 2011, respectively. There was a $1.5 million non-cash asset impairment charge in the fourth quarter of 2011.

Operating profit was $64.5 million for the fourth quarter of 2012 and $67.0 million for the fourth quarter of 2011. Operating profit before special items was $78.2 million for the fourth quarter of 2012 compared with $92.8 million for the fourth quarter of 2011. The $14.6 million decrease was due to Rigid Industrial Packaging & Services ($13.6 million decrease), Flexible Products & Services ($8.5 million decrease), partially offset by higher operating profit for Paper Packaging ($6.8 million increase) and Land Management ($0.7 million increase). Fiscal 2012 operating profit was $284.5 million ($326.1 million before special items) versus $330.7 million ($390.1 million before special items) in fiscal 2011.

Interest expense, net, was $21.8 million for the fourth quarter of 2012 compared with $24.9 million for the fourth quarter of 2011. The decrease was due to lower debt outstanding as a result of lower working capital requirements in the fourth quarter of 2012 compared with the fourth quarter of 2011. For fiscal 2012, interest expense, net, was $89.9 million compared with $76.0 million the prior year. The increase was primarily due to higher debt levels during most of the year related to acquisitions completed during the prior year.

[5]	Free cash flow is defined as cash provided by operating activities less capital expenditures and timberland purchases.

Note:	A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial statements that are a part of this release.

Income tax expense was $6.3 million and $19.8 million for the fourth quarters of 2012 and 2011, respectively. Fiscal 2012 income tax expense was $56.8 million compared with $65.0 million for fiscal 2011. The company’s annual book tax rate increased to 30.4 percent for 2012 compared to 27.0 percent for 2011 due to a shift in global earnings mix, which caused a higher percentage of the company’s income to be generated from countries with higher tax rates. Cash tax payments for fiscal 2012 totaled $56.9 million.

Net income was $26.5 million, or $0.45 per diluted Class A share and $0.68 per diluted Class B share, for the fourth quarter of 2012 and $20.8 million, or $0.36 per diluted Class A share and $0.53 per diluted Class B share, for the fourth quarter of 2011. Net income before special items was $37.1 million for the fourth quarter of 2012 compared with $39.6 million for the fourth quarter of 2011. Diluted earnings per share before special items was $0.63 compared to $0.65 per Class A share and $0.95 compared to $0.98 per Class B share for the fourth quarters of 2012 and 2011, respectively.

EBITDA was $96.6 million and $104.4 million for the fourth quarters of 2012 and 2011, respectively. EBITDA before special items was $110.3 million for the fourth quarter of 2012 compared with $130.2 million for the fourth quarter of 2011. The $19.9 million decrease was primarily due to lower operating profit for the Rigid Industrial Packaging & Services and Flexible Products & Services segments, partially offset by higher operating profit for the Paper Packaging and Land Management segments.

Segment Results

Rigid Industrial Packaging & Services

Net sales were $764.0 million for the fourth quarter of 2012 compared with $812.4 million for the fourth quarter of 2011. The 6 percent decrease was primarily due to the negative impact of foreign currency translation (4 percent), lower sales volumes (1 percent) and lower selling prices (1 percent). Economic conditions and market pressure continued to impact volumes and prices in all geographic regions, particularly outside of North America.

Gross profit was $132.1 million and $143.8 million for the fourth quarters of 2012 and 2011, respectively, due to lower sales. Gross profit margin was 17.3 percent for the fourth quarter of 2012 compared to 17.7 percent for the fourth quarter of 2011.

Operating profit was $38.6 million and $40.0 million for the fourth quarters of 2012 and 2011, respectively. The $1.4 million decrease was primarily due to lower sales volumes and selling prices and the negative effect of foreign currency translation. There were $5.8 million of restructuring charges for the fourth quarter of 2012, primarily related to rationalization of operations, compared with $16.1 million for the same period last year. There were $3.2 million and $3.6 million of acquisition-related costs for the fourth quarters of 2012 and 2011, respectively. The fourth quarter of 2011 included $1.5 million of non-cash asset impairment charges.

EBITDA was $57.0 million and $63.6 million for the fourth quarters of 2012 and 2011, respectively, due to the same factors that impacted the segment’s operating profit. Depreciation, depletion and amortization expense was $26.6 million for the fourth quarter 2012 compared with $28.4 million for the same period in 2011.

For fiscal 2012, net sales were $3,075.6 million, operating profit was $186.7 million and EBITDA was $281.1 million versus $3,014.3 million of net sales, $219.9 million of operating profit and $300.6 million of EBITDA for fiscal 2011.

Flexible Products & Services

Net sales were $114.9 million for the fourth quarter of 2012 compared with $134.0 million for the fourth quarter of 2011. The 14 percent decrease was primarily due to lower selling prices (11 percent) and the negative impact of foreign currency translation (4 percent), partially offset by slightly higher volumes (1 percent). Volumes were lower for polywoven products due to market conditions, especially in Europe, and restructuring activities, and volumes were higher for multiwall bags in the United States. Selling prices for polywoven products declined primarily due to the pass-through of lower raw material costs and to a lesser extent product mix, while selling prices for multiwall bags decreased due to market pressure in the United States.

Gross profit was $20.4 million and $29.3 million for the fourth quarters of 2012 and 2011, respectively. Gross profit margin decreased to 17.7 percent for the fourth quarter of 2012 from 21.8 percent for the fourth quarter of 2011. The change in gross profit margin was primarily due to lower revenue and product mix.

There was an operating loss of $2.9 million for the fourth quarter of 2012 and an operating profit of $5.7 million for the fourth quarter of 2011. The $8.6 million decrease compared with the same period last year was primarily due to lower polywoven product volumes, higher production costs, startup costs related to the fabric hub in Saudi Arabia and higher restructuring charges, partially offset by lower acquisition-related costs. The higher production costs were related to the ongoing consolidation of operations.

There were $4.7 million of restructuring charges for the fourth quarter of 2012, primarily related to rationalization of operations, compared with $3.0 million for the same period last year. There were $1.6 million of acquisition-related costs for the fourth quarter of 2011.

EBITDA was $2.5 million and $10.4 million for the fourth quarters of 2012 and 2011, respectively. EBITDA for both periods was affected by the same factors that impacted the segment’s operating profit. Depreciation, depletion and amortization expense was $3.3 million and $4.1 million for the fourth quarters of 2012 and 2011, respectively.

For fiscal 2012, net sales were $453.3 million, the operating loss was $1.0 million and EBITDA was $16.9 million compared with net sales of $538.0 million, a $16.9 million operating profit and EBITDA of $32.1 million for fiscal 2011.

Paper Packaging

Net sales were $189.6 million for the fourth quarter of 2012 compared with $178.9 million for the fourth quarter of 2011. The 6 percent increase was due to higher volumes (7 percent), partially offset by lower selling prices (1 percent). The company began to implement a $50 per ton containerboard increase during the fourth quarter of 2012; full realization of this increase is expected during the first quarter of fiscal 2013. On average, fourth quarter of 2012 prices declined year over year due to product and customer mix.

Gross profit was $39.0 million and $28.6 million for the fourth quarters of 2012 and 2011, respectively. Gross profit margin increased to 20.6 percent for the fourth quarter of 2012 from 16.0 percent for the fourth quarter of 2011. This increase in gross profit margin was primarily due to lower raw material costs.

Operating profit was $25.2 million and $18.4 million for the fourth quarters of 2012 and 2011, respectively. The $6.8 million increase was primarily due to higher volumes and gross profit margin improvement principally due to lower raw material costs.

EBITDA increased to $32.7 million for the fourth quarter of 2012 compared with $26.6 million in the fourth quarter of 2011 for the same reasons that contributed to the segment’s operating profit. Depreciation, depletion and amortization expense was $8.2 million for the fourth quarters of 2012 and 2011.

For fiscal 2012, net sales were $713.8 million, operating profit was $83.5 million, and EBITDA was $115.1 million versus $675.0 million of net sales, $74.9 million of operating profit and EBITDA of $106.1 million for fiscal 2011.

Land Management

Net sales were $7.1 million for the fourth quarter of 2012 compared with $6.3 million for the fourth quarter of 2011 due to the impact of favorable weather conditions and customer demand.

Operating profit was $3.6 million for the fourth quarter of 2012 compared to $2.9 million for the fourth quarter of 2011. This increase was due to special use property disposals of $1.0 million for the fourth quarter of 2012 compared with a de minimis amount the prior year.

EBITDA was $4.4 million and $3.8 million for the fourth quarter of 2012 and 2011, respectively. This increase was due to the same factors that impacted the segment’s operating profit. Depreciation, depletion and amortization expense was $0.8 million and $0.9 million for the fourth quarters of 2012 and 2011, respectively.

For fiscal 2012, net sales were $26.8 million, operating profit was $15.3 million and EBITDA was $18.6 million compared with $20.9 million of net sales, operating profit of $19.0 million and EBITDA of $22.0 million for fiscal 2011.

Other Financial Information

During fiscal 2012, the company’s net debt decreased $208.1 million to $1,185.7 million at Oct. 31, 2012, primarily due to strong cash flow and lower working capital requirements. The company’s long-term debt declined 14 percent to $1,175.3 million at Oct. 31, 2012, from $1,371.4 million at Oct. 31, 2011.

Cash flows provided by operating activities were $473.5 million for 2012 compared with $172.3 million for the prior year and $139.2 million for the fourth quarter of 2012 versus $149.6 million for the fourth quarter of 2011.

There were no material acquisitions in fiscal 2012 compared with eight acquisitions for $344.9 million during fiscal 2011.

Capital expenditures were $166.0 million, excluding timberland purchases of $3.7 million, for fiscal 2012 compared with capital expenditures of $162.4 million, excluding timberland purchases of $3.5 million, for fiscal 2011. Depreciation, depletion and amortization expense was $154.7 million and $144.2 million for fiscal 2012 and 2011, respectively.

On Dec. 4, 2012, the Board of Directors declared quarterly cash dividends of $0.42 per share of Class A Common Stock and $0.62 per share of Class B Common Stock. These dividends are payable on Dec. 26, 2012, to stockholders of record at close of business on Dec. 14, 2012.

Company Outlook

Factors impacting the global economy during 2012 are expected to continue into fiscal 2013. These include challenging market conditions driven by macroeconomic and political uncertainties. For fiscal 2013, we anticipate a slight increase in volumes compared with fiscal 2012 and margin improvement based on stable raw material costs, coupled with improved operating performance and full realization of the recent containerboard price increase.

We anticipate that EBITDA will be between $450 million and $500 million for fiscal 2013. Additionally, net interest expense is anticipated to be below fiscal 2012, reflecting lower debt levels. Capital expenditures are expected to be between $140 million and $150 million for fiscal 2013. The book tax rate is expected to be between 31 percent and 34 percent for fiscal 2013.

Conference Call

The company will host a conference call to discuss the fourth quarter and fiscal 2012 results on Dec. 12, 2012, at 10 a.m. Eastern Time (ET). To participate, domestic callers should call 877-485-3107 and ask for the Greif conference call. The number for international callers is +1 201-689-8427. Phone lines will open at 9:50 a.m. ET. The conference call will also be available through a live webcast, including slides, which can be accessed at www.greif.com in the Investor Center. A replay of the conference call will be available on the company’s website approximately one hour following the call.

About Greif

Greif is a world leader in industrial packaging products and services. The company produces steel, plastic, fibre, flexible, corrugated and multiwall containers and containerboard, and provides reconditioning, blending, filling and packaging services for a wide range of industries. Greif also manages timber properties in North America. The company is strategically positioned in more than 55 countries to serve global as well as regional customers. Additional information is on the company’s website at www.greif.com.

Forward-Looking Statements

All statements, other than statements of historical facts, included in this news release, including without limitation statements regarding our future financial position, business strategy, budgets, projected costs, goals and plans and objectives of management for future operations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “believe,” “continue,” “on track” or “target” or the negative thereof or variations thereon or similar terminology. All forward-looking statements made in this news release are based on information currently available to management. Although we believe that the expectations reflected in forward-looking statements have a reasonable basis, we can give no assurance that these expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed in or implied by the statements. Such risks and uncertainties that might cause a difference include, but are not limited to, the following: (i) the current and future challenging global economy may adversely affect our business; (ii) historically, our business has been sensitive to changes in general economic or business conditions; (iii) our operations are subject to currency exchange and political risks that could adversely affect our results of operations; (iv) the continuing consolidation of our customer base and suppliers may intensify pricing pressure; (v) we operate in highly competitive industries; (vi) our business is sensitive to changes in industry demands; (vii) raw material and energy price fluctuations and shortages may adversely impact our manufacturing operations and costs; (viii) we may encounter difficulties arising from acquisitions; (ix) we may incur additional restructuring costs and there is no guarantee that our efforts to reduce costs will be successful; (x) tax legislation initiatives or challenges to our tax positions may adversely impact our financial results or condition; (xi) several operations are conducted by joint ventures that we cannot operate solely for our benefit; (xii) our ability to attract, develop and retain talented employees, managers and executives is critical to our success; (xiii) our business may be adversely impacted by work stoppages and other labor relations matters; (xiv) we may be subject to losses that might not be covered in whole or in part by existing insurance reserves or insurance coverage; (xv) our business depends on the uninterrupted operations of our facilities, systems and business functions, including our information technology and other business systems; (xvi) legislation/regulation related to climate change and environmental and health and safety matters and product liability claims could negatively impact our operations and financial performance; (xvii) changing climate conditions may adversely affect our operations and financial performance; (xviii) we may incur fines or penalties, damage to reputation or other adverse consequences if our employees, agents or business partners violate, or are alleged to have violated, anti-bribery, competition or other laws; (xix) the frequency and volume of our timber and timberland sales will impact our financial performance; and (xx) potential accounting restatements. Changes in business results may impact our book tax rates. The risks described above are not all-inclusive, and given these and other possible risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. For a detailed discussion of the most significant risks and uncertainties that could cause our actual results to differ materially from those projected, see “Risk Factors” in Part I, Item 1A of our Form 10-K for the year ended Oct. 31, 2012 and our other filings with the Securities and Exchange Commission. All forward-looking statements made in this news release are expressly qualified in their entirety by reference to such risk factors. Except to the limited extent required by applicable law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GREIF, INC. AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

(Dollars and shares in millions, except per share amounts)

	Quarter ended		Year ended
	October 31,		October 31,
	2012	2011[6]	2012[6]	2011[6]
Net sales	$1,075.6	$1,131.6	$4,269.5	$4,248.2
Cost of products sold	881.0	926.6	3,489.8	3,449.8

Gross profit	194.6	205.0	779.7	798.4

Selling, general and administrative expenses	120.8	120.8	469.4	453.3
Restructuring charges	10.5	19.1	33.4	30.5
(Gain) on disposal of properties, plants and equipment, net	(1.2)	(1.9)	(7.6)	(16.1)

Operating profit	64.5	67.0	284.5	330.7

Interest expense, net	21.8	24.9	89.9	76.0
Other expense, net	6.8	4.2	7.5	14.1

Income before income tax expense and equity earnings of unconsolidated affiliates, net	35.9	37.9	187.1	240.6

Income tax expense	6.3	19.8	56.8	65.0
Equity earnings of unconsolidated affiliates, net of tax	—	2.8	1.3	4.8

Net income	29.6	20.9	131.6	180.4

Net (income) attributable to noncontrolling interests	(3.1)	(0.1)	(5.5)	(2.9)

Net income attributable to Greif, Inc.	$26.5	$20.8	$126.1	$177.5

Basic earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	$0.45	$0.36	$2.17	$3.05
Class B Common Stock	$0.68	$0.53	$3.24	$4.56

Diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	$0.45	$0.36	$2.17	$3.04
Class B Common Stock	$0.68	$0.53	$3.24	$4.56

Shares used to calculate basic earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	25.3	25.0	25.2	24.9
Class B Common Stock	22.1	22.2	22.1	22.3

Shares used to calculate diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	25.4	25.1	25.2	25.0
Class B Common Stock	22.1	22.2	22.1	22.3

[6]

In the fourth quarter 2012, the company completed its review of accounting errors that occurred over a number of years with respect to the Latin America region of the Rigid Industrial & Packaging segment. In addition, the company corrected several prior period errors related to deferred tax assets, tax reserves and withholding taxes. The company also corrected prior period errors related to the financing structures of two of the company's joint ventures formed in 2010 and 2011. The impact of these errors was not material to the company in any prior year. However, the cumulative effect of the correction of these prior period errors would have been material to the current year's consolidated financial statement of operations; therefore, these errors were corrected by restating the relevant prior periods. As a result of correcting these errors for purposes of the consolidated statements of operations, net income attributable to Greif, Inc. for the following periods presented in this earnings release changed as follows: $1.8 million decrease for fiscal 2012 to the prior three quarters and $1.5 million increase for fiscal 2011.

GREIF, INC. AND SUBSIDIARY COMPANIES

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

(Dollars in millions)

	October 31, 2012	October 31, 2011[7]
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$91.7	$127.4
Trade accounts receivable	453.9	561.4
Inventories	374.3	429.0
Current portion related party notes receivable	2.5	1.7
Other current assets	141.6	165.6

	1,064.0	1,285.1

LONG-TERM ASSETS
Goodwill	976.1	1,002.6
Intangible assets	198.6	228.8
Related party note receivable	15.7	18.3
Assets held by special purpose entities	50.9	50.9
Other long-term assets	131.9	168.4

	1,373.2	1,469.0

PROPERTIES, PLANTS AND EQUIPMENT	1,419.7	1,434.7

	$3,856.9	$4,188.8

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$466.1	$493.3
Short-term borrowings	77.1	137.3
Current portion of long-term debt	25.0	12.5
Other current liabilities	293.8	288.9

	862.0	932.0

LONG-TERM LIABILITIES
Long-term debt	1,175.3	1,371.4
Liabilities held by special purpose entities	43.3	43.3
Other long-term liabilities	455.9	500.0

	1,674.5	1,914.7

SHAREHOLDERS’ EQUITY	1,320.4	1,342.1

	$3,856.9	$4,188.8

[7]

In the fourth quarter 2012, the company completed its review of accounting errors that occurred over a number of years with respect to the Latin America region of the Rigid Industrial & Packaging segment. In addition, the company corrected several prior period errors related to deferred tax assets, tax reserves and withholding taxes. The company also corrected prior period errors related to the financing structures of two of the company's joint ventures formed in 2010 and 2011. The impact of these errors was not material to the company in any prior year. However, the cumulative effect of the correction of these prior period errors would have been material to the current year's consolidated financial statement of operations; therefore, these errors were corrected by restating the relevant prior periods. As a result of correcting these errors for purposes of the consolidated statements of operations, net income attributable to Greif, Inc. for the following periods presented in this earnings release changed as follows: $1.8 million decrease for fiscal 2012 to the prior three quarters and $1.5 million increase for fiscal 2011.

GREIF, INC. AND SUBSIDIARY COMPANIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

UNAUDITED

(Dollars in millions)

	Quarter ended		Year ended
	October 31,		October 31,
	2012	2011[8]	2012[8]	2011[8]
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$29.6	$20.9	$131.6	$180.4
Depreciation, depletion and amortization	38.9	41.6	154.7	144.2
Other non-cash adjustments to net income	42.0	20.5	24.3	(1.0)
Increase (decrease) in cash from changes in certain assets and liabilities and other	28.7	66.6	162.9	(151.3)

Net cash provided by operating activities	139.2	149.6	473.5	172.3

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of companies, net of cash acquired	—	(159.2)	—	(344.9)
Cash paid for deferred purchase price	—	—	(14.3)	—
Purchases of properties, plants, equipment and timber properties	(40.7)	(44.6)	(169.7)	(165.8)
Issuance of notes receivable to related party	0.9	1.2	2.0	(20.0)
Other	4.7	13.1	13.9	30.3

Net cash used in investing activities	(35.1)	(189.5)	(168.1)	(500.4)

CASH FLOWS FROM FINANCING ACTIVITIES:
(Payments) proceeds on debt, net	(82.9)	105.4	(241.9)	462.9
Dividends paid	(24.5)	(24.4)	(97.8)	(97.8)
Other	0.8	(15.8)	1.7	(17.0)

Net cash (used in) provided by financing activities	(106.6)	65.2	(338.0)	348.1

EFFECTS OF EXCHANGE RATES ON CASH	2.5	(7.0)	(3.1)	0.4

Net increase (decrease) in cash and cash equivalents	—	18.3	(35.7)	20.4
Cash and cash equivalents at beginning of the period	91.7	109.1	127.4	107.0

Cash and cash equivalents at end of the period	$91.7	$127.4	$91.7	$127.4

[8]

In the fourth quarter 2012, the company completed its review of accounting errors that occurred over a number of years with respect to the Latin America region of the Rigid Industrial & Packaging segment. In addition, the company corrected several prior period errors related to deferred tax assets, tax reserves and withholding taxes. The company also corrected prior period errors related to the financing structures of two of the company's joint ventures formed in 2010 and 2011. The impact of these errors was not material to the company in any prior year. However, the cumulative effect of the correction of these prior period errors would have been material to the current year's consolidated financial statement of operations; therefore, these errors were corrected by restating the relevant prior periods. As a result of correcting these errors for purposes of the consolidated statements of operations, net income attributable to Greif, Inc. for the following periods presented in this earnings release changed as follows: $1.8 million decrease for fiscal 2012 to the prior three quarters and $1.5 million increase for fiscal 2011.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

(Dollars in millions, except per share amounts)

	Quarter ended October 31, 2012			Quarter ended October 31, 2011[9]
		Diluted per share amounts			Diluted per share amounts
		Class A	Class B		Class A	Class B
Operating profit	$64.5			$67.0
Restructuring charges	10.5			19.1
Acquisition-related costs	3.2			5.2
Non-cash asset impairment charges	—			1.5

Operating profit before special items	$78.2			$92.8

Net income attributable to Greif, Inc.	$26.5	$0.45	$0.68	$20.8	$0.36	$0.53
Restructuring charges, net of tax	8.1	0.14	0.21	13.9	0.23	0.34
Acquisition-related costs, net of tax	2.5	0.04	0.06	3.8	0.05	0.09
Non-cash asset impairment charges, net of tax	—	—	—	1.1	0.01	0.02

Net income attributable to Greif, Inc. before special items	$37.1	$0.63	$0.95	$39.6	$0.65	$0.98

	Year ended October 31, 2012[9]			Year ended October 31, 2011[9]
		Diluted per share amounts			Diluted per share amounts
		Class A	Class B		Class A	Class B
Operating profit	$284.5			$330.7
Restructuring charges	33.4			30.5
Acquisition-related costs	8.2			24.4
Non-cash asset impairment charges	—			4.5

Operating profit before special items	$326.1			$390.1

Net income attributable to Greif, Inc.	$126.1	$2.17	$3.24	$177.5	$3.04	$4.56
Restructuring charges, net of tax	23.2	0.39	0.59	22.3	0.37	0.57
Acquisition-related costs, net of tax	5.7	0.10	0.15	17.8	0.30	0.46
Non-cash asset impairment charges, net of tax	—	—	—	3.3	0.06	0.08

Net income attributable to Greif, Inc. before special items	$155.0	$2.66	$3.98	$220.9	$3.77	$5.67

[9]

In the fourth quarter 2012, the company completed its review of accounting errors that occurred over a number of years with respect to the Latin America region of the Rigid Industrial & Packaging segment. In addition, the company corrected several prior period errors related to deferred tax assets, tax reserves and withholding taxes. The company also corrected prior period errors related to the financing structures of two of the company's joint ventures formed in 2010 and 2011. The impact of these errors was not material to the company in any prior year. However, the cumulative effect of the correction of these prior period errors would have been material to the current year's consolidated financial statement of operations; therefore, these errors were corrected by restating the relevant prior periods. As a result of correcting these errors for purposes of the consolidated statements of operations, net income attributable to Greif, Inc. for the following periods presented in this earnings release changed as follows: $1.8 million decrease for fiscal 2012 to the prior three quarters and $1.5 million increase for fiscal 2011.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

SEGMENT OPERATING PROFIT AND OTHER DATA

UNAUDITED

(Dollars in millions)

	Quarter ended		Year ended
	October 31,		October 31,
	2012	2011[10]	2012[10]	2011[10]
Net sales:
Rigid Industrial Packaging & Services	$764.0	$812.4	$3,075.6	$3,014.3
Flexible Products & Services	114.9	134.0	453.3	538.0
Paper Packaging	189.6	178.9	713.8	675.0
Land Management	7.1	6.3	26.8	20.9

Total net sales	$1,075.6	$1,131.6	$4,269.5	$4,248.2

Operating profit (loss):
Rigid Industrial Packaging & Services	$38.6	$40.0	$186.7	$219.9
Flexible Products & Services	(2.9)	5.7	(1.0)	16.9
Paper Packaging	25.2	18.4	83.5	74.9
Land Management	3.6	2.9	15.3	19.0

Total operating profit	64.5	67.0	284.5	330.7

Restructuring charges:
Rigid Industrial Packaging & Services	5.8	16.1	22.0	24.1
Flexible Products & Services	4.7	3.0	11.4	6.9
Paper Packaging	—	—	—	(0.5)

Total restructuring charges	10.5	19.1	33.4	30.5

Acquisition-related costs:
Rigid Industrial Packaging & Services	3.2	3.6	7.3	9.9
Flexible Products & Services	—	1.6	0.9	14.5

Total acquisition-related costs	3.2	5.2	8.2	24.4

Non-cash asset impairment charges:
Rigid Industrial Packaging & Services	—	1.5	—	1.5
Flexible Products & Services	—	—	—	3.0

Total non-cash asset impairment charges	—	1.5	—	4.5

Operating profit before special items:
Rigid Industrial Packaging & Services	47.6	61.2	216.0	255.4
Flexible Products & Services	1.8	10.3	11.3	41.3
Paper Packaging	25.2	18.4	83.5	74.40
Land Management	3.6	2.9	15.3	19.0

Total operating profit before special items	$78.2	$92.8	$326.1	$390.1

[10]

In the fourth quarter 2012, the company completed its review of accounting errors that occurred over a number of years with respect to the Latin America region of the Rigid Industrial & Packaging segment. In addition, the company corrected several prior period errors related to deferred tax assets, tax reserves and withholding taxes. The company also corrected prior period errors related to the financing structures of two of the company's joint ventures formed in 2010 and 2011. The impact of these errors was not material to the company in any prior year. However, the cumulative effect of the correction of these prior period errors would have been material to the current year's consolidated financial statement of operations; therefore, these errors were corrected by restating the relevant prior periods. As a result of correcting these errors for purposes of the consolidated statements of operations, net income attributable to Greif, Inc. for the following periods presented in this earnings release changed as follows: $1.8 million decrease for fiscal 2012 to the prior three quarters and $1.5 million increase for fiscal 2011.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

WORKING CAPITAL

UNAUDITED

(Dollars in millions)

	October 31, 2012	October 31, 2011[11]
Current assets	$1,064.0	$1,285.1
Less: current liabilities	862.0	932.0

Working capital	202.0	353.1
Less: cash and cash equivalents	91.7	127.4

Net working capital	$110.3	$225.7

Long-term debt	$1,175.3	$1,371.4
Plus: current portion of long-term debt	25.0	12.5
Plus: short-term borrowings	77.1	137.3
Less: cash and cash equivalents	91.7	127.4

Net debt	$1,185.7	$1,393.8

[11]

In the fourth quarter 2012, the company completed its review of accounting errors that occurred over a number of years with respect to the Latin America region of the Rigid Industrial & Packaging segment. In addition, the company corrected several prior period errors related to deferred tax assets, tax reserves and withholding taxes. The company also corrected prior period errors related to the financing structures of two of the company's joint ventures formed in 2010 and 2011. The impact of these errors was not material to the company in any prior year. However, the cumulative effect of the correction of these prior period errors would have been material to the current year's consolidated financial statement of operations; therefore, these errors were corrected by restating the relevant prior periods. As a result of correcting these errors for purposes of the consolidated statements of operations, net income attributable to Greif, Inc. for the following periods presented in this earnings release changed as follows: $1.8 million decrease for fiscal 2012 to the prior three quarters and $1.5 million increase for fiscal 2011.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

CONSOLIDATED EBITDA12

UNAUDITED

(Dollars in millions)

	Quarter ended		Year ended
	October 31,		October 31,
	2012	2011[13]	2012[13]	2011[13]
Net income	$29.6	$20.9	$131.6	$180.4
Plus: interest expense, net	21.8	24.9	89.9	76.0
Plus: income tax expense	6.3	19.8	56.8	65.0
Plus: depreciation, depletion and amortization expense	38.9	41.6	154.7	144.2
Less: equity earnings of unconsolidated affiliates, net of tax	—	2.8	1.3	4.8

EBITDA	96.6	104.4	431.7	460.8

Restructuring charges	10.5	19.1	33.4	30.5
Acquisition-related costs	3.2	5.2	8.2	24.4
Non-cash asset impairment charges	—	1.5	—	4.5

EBITDA before special items	$110.3	$130.2	$473.3	$520.2

Net income	$29.6	$20.9	$131.6	$180.4
Plus: interest expense, net	21.8	24.9	89.9	76.0
Plus: income tax expense	6.3	19.8	56.8	65.0
Plus: other expense, net	6.8	4.2	7.5	14.1
Less: equity earnings of unconsolidated affiliates, net of tax	—	2.8	1.3	4.8

Operating profit	64.5	67.0	284.5	330.7
Plus: other expense, net	6.8	4.2	7.5	14.1
Plus: depreciation, depletion and amortization expense	38.9	41.6	154.7	144.2

EBITDA	96.6	104.4	431.7	460.8
Restructuring charges	10.5	19.1	33.4	30.5
Acquisition-related costs	3.2	5.2	8.2	24.4
Non-cash asset impairment charges	—	1.5	—	4.5

EBITDA before special items	$110.3	$130.2	$473.3	$520.2

[12]

EBITDA is defined as net income, plus interest expense, net, plus income tax expense, less equity earnings of unconsolidated affiliates, net of tax, plus depreciation, depletion and amortization. However, because the company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit by segment, which as demonstrated in the preceding table is another method to achieve the same result.

[13]

In the fourth quarter 2012, the company completed its review of accounting errors that occurred over a number of years with respect to the Latin America region of the Rigid Industrial & Packaging segment. In addition, the company corrected several prior period errors related to deferred tax assets, tax reserves and withholding taxes. The company also corrected prior period errors related to the financing structures of two of the company's joint ventures formed in 2010 and 2011. The impact of these errors was not material to the company in any prior year. However, the cumulative effect of the correction of these prior period errors would have been material to the current year's consolidated financial statement of operations; therefore, these errors were corrected by restating the relevant prior periods. As a result of correcting these errors for purposes of the consolidated statements of operations, net income attributable to Greif, Inc. for the following periods presented in this earnings release changed as follows: $1.8 million decrease for fiscal 2012 to the prior three quarters and $1.5 million increase for fiscal 2011.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

SEGMENT EBITDA14

UNAUDITED

(Dollars in millions)

	Quarter ended		Year ended
	October 31,		October 31,
	2012	2011[15]	2012[15]	2011[15]
Rigid Industrial Packaging & Services
Operating profit	$38.6	$40.0	$186.7	$219.9
Less: other expense, net	8.2	4.8	10.7	12.3
Plus: depreciation and amortization expense	26.6	28.4	105.1	93.0

EBITDA	57.0	63.6	281.1	300.6
Restructuring charges	5.8	16.1	22.0	24.1
Acquisition-related costs	3.2	3.6	7.3	9.9
Non-cash asset impairment charges	—	1.5	—	1.5

EBITDA before special items	$66.0	$84.8	$310.4	$336.1

Flexible Products & Services
Operating profit (loss)	$(2.9)	$5.7	$(1.0)	$16.9
Less: other (income) expense, net	(2.1)	(0.6)	(3.2)	1.4
Plus: depreciation and amortization expense	3.3	4.1	14.7	16.6

EBITDA	2.5	10.4	16.9	32.1
Restructuring charges	4.7	3.0	11.4	6.9
Acquisition-related costs	—	1.6	0.9	14.5
Non-cash asset impairment charges	—	—	—	3.0

EBITDA before special items	$7.2	$15.0	$29.2	$56.5

Paper Packaging
Operating profit	$25.2	$18.4	$83.5	$74.9
Less: other expense, net	0.7	—	—	0.4
Plus: depreciation and amortization expense	8.2	8.2	31.6	31.6

EBITDA	32.7	26.6	115.1	106.1
Restructuring charges	—	—	—	(0.5)

EBITDA before special items	$32.7	$26.6	$115.1	$105.6

Land Management
Operating profit	$3.6	$2.9	$15.3	$19.0
Plus: depreciation, depletion and amortization expense	0.8	0.9	3.3	3.0

EBITDA and EBITDA before special items	$4.4	$3.8	$18.6	$22.0

Consolidated EBITDA	$96.6	$104.4	$431.7	$460.8

Consolidated EBITDA before special items	$110.3	$130.2	$473.3	$520.2

[14]

EBITDA is defined as net income, plus interest expense, net, plus income tax expense, less equity earnings of unconsolidated affiliates, net of tax, plus depreciation, depletion and amortization. However, because the company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit by segment, which as demonstrated in the preceding table is another method to achieve the same result.

[15]

In the fourth quarter 2012, the company completed its review of accounting errors that occurred over a number of years with respect to the Latin America region of the Rigid Industrial & Packaging segment. In addition, the company corrected several prior period errors related to deferred tax assets, tax reserves and withholding taxes. The company also corrected prior period errors related to the financing structures of two of the company's joint ventures formed in 2010 and 2011. The impact of these errors was not material to the company in any prior year. However, the cumulative effect of the correction of these prior period errors would have been material to the current year's consolidated financial statement of operations; therefore, these errors were corrected by restating the relevant prior periods. As a result of correcting these errors for purposes of the consolidated statements of operations, net income attributable to Greif, Inc. for the following periods presented in this earnings release changed as follows: $1.8 million decrease for fiscal 2012 to the prior three quarters and $1.5 million increase for fiscal 2011.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

FREE CASH FLOWS

UNAUDITED

(Dollars in millions)

	Quarter ended		Year ended
	October 31,		October 31,
	2012	2011[16]	2012[16]	2011[16]
Cash provided by operating activities	$139.2	$149.6	$473.5	$172.3
Less: Purchases of properties, plants, equipment and timber properties	(40.7)	(44.6)	(169.7)	(165.8)

Free Cash Flows	$98.5	$105.0	$303.8	$6.5

[16]

In the fourth quarter 2012, the company completed its review of accounting errors that occurred over a number of years with respect to the Latin America region of the Rigid Industrial & Packaging segment. In addition, the company corrected several prior period errors related to deferred tax assets, tax reserves and withholding taxes. The company also corrected prior period errors related to the financing structures of two of the company's joint ventures formed in 2010 and 2011. The impact of these errors was not material to the company in any prior year. However, the cumulative effect of the correction of these prior period errors would have been material to the current year's consolidated financial statement of operations; therefore, these errors were corrected by restating the relevant prior periods. As a result of correcting these errors for purposes of the consolidated statements of operations, net income attributable to Greif, Inc. for the following periods presented in this earnings release changed as follows: $1.8 million decrease for fiscal 2012 to the prior three quarters and $1.5 million increase for fiscal 2011.

GREIF, INC. AND SUBSIDIARY COMPANIES

GEOGRAPHIC DATA

UNAUDITED

(Dollars in millions)

	Quarter ended		Year ended
	October 31,		October 31,
	2012	2011[17]	2012[17]	2011[17]
Net sales:
North America	$514.9	$506.7	$1,983.9	$1,932.8
Europe, Middle East and Africa	398.8	448.6	1,634.9	1,645.6
Asia Pacific and Latin America	161.9	176.3	650.7	669.8

Total net sales	$1,075.6	$1,131.6	$4,269.5	$4,248.2

Operating profit (loss):
North America	$45.3	$58.8	$185.4	$203.2
Europe, Middle East and Africa	21.1	6.4	101.2	110.5
Asia Pacific and Latin America	(1.9)	1.8	(2.1)	17.0

Total operating profit	$64.5	$67.0	$284.5	$330.7

EBITDA[18]:
North America	$66.1	$80.2	$242.9	$227.9
Europe, Middle East and Africa	28.0	18.8	172.4	197.8
Asia Pacific and Latin America	2.5	5.4	16.4	35.1

	$96.6	$104.4	$431.7	$460.8

[17]

In the fourth quarter 2012, the company completed its review of accounting errors that occurred over a number of years with respect to the Latin America region of the Rigid Industrial & Packaging segment. In addition, the company corrected several prior period errors related to deferred tax assets, tax reserves and withholding taxes. The company also corrected prior period errors related to the financing structures of two of the company's joint ventures formed in 2010 and 2011. The impact of these errors was not material to the company in any prior year. However, the cumulative effect of the correction of these prior period errors would have been material to the current year's consolidated financial statement of operations; therefore, these errors were corrected by restating the relevant prior periods. As a result of correcting these errors for purposes of the consolidated statements of operations, net income attributable to Greif, Inc. for the following periods presented in this earnings release changed as follows: $1.8 million decrease for fiscal 2012 to the prior three quarters and $1.5 million increase for fiscal 2011.

[18]

EBITDA is defined as net income, plus interest expense, net, plus income tax expense, less equity earnings of unconsolidated affiliates, net of tax, plus depreciation, depletion and amortization. However, because the company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit by segment, which as demonstrated in the preceding table is another method to achieve the same result.